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                                                                   Exhibit 10.27


                                  LEASE AGREEMENT

     THIS LEASE AGREEMENT ("Agreement"), made as of the 15 day of November, 1999, between 65 PUBLIC SQUARE ASSOCIATES, PNC Bank Building (hereinafter referred to as "Lessor"), and FASTNET CORPORATION (hereinafter referred to as "Lessee").

                                W I T N E S S E T H:

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

     1. DEMISED PREMISES. Lessor hereby leases to Lessee that certain space commonly referred to as Suite 11 17 located on the Eleventh (11th) floor of Lessor's PNC Bank building at Sixty Nine Public Square, in the City of Wilkes-Barre, Lucerne County, Pennsylvania, (hereinafter referred to as the "Building"), and that additional space on the roof of the Building necessary to accommodate the installation of one six (6') foot microwave dish. The Building and rooftop space described above are hereinafter referred to as the "Demised Premises" and are more particularly shown in the attached Exhibit A which is incorporated herein by reference. This Facility is defined as and includes utility connections and necessary technical appurtenances, for the purposes of establishing a cellular, paging, microwave, wireless, or related (including such other forms of data transmission as may be developed based on existing or future technologies)


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communications facility. Included with this Lease is Lessee's right to install a sprinkler system(s), fire suppression system, HVAC system and a security system (as determined necessary by Lessee) in the entranceway, and the right to add sealed batteries. Also included with this Lease is Lessee's right to install a generator in the basement of the Building at a location to be agreed upon by Lessor and Lessee as depicted on the attached Exhibit A-1, which is incorporated herein by reference. Lessee shall have twenty-four (24) hour access seven (7) days a week to the basement of the Building. An escorted access to the basement shall be provided by Lessor upon Lessee paging Lessor's designated maintenance person. Lessee, its agents, employees, contractors and business visitors shall have at all times the free and uninterrupted right to use public entrances, elevators and stairways in the Building in order to gain access to the Demised Premises. Lessee shall be afforded all necessary access to construct, maintain, and inspect its equipment and to permit officials from the Federal
Communications Commission to make any necessary inspections.


     2. TERM. This Agreement shall commence on the date hereof and shall continue in effect for an initial term (hereinafter referred to as the "Original Term") of five (5) years from the Rental Commencement Date (as defined below). Thereafter, this Agreement shall continue in force and effect upon the terms and conditions contained herein for four (4) renewal terms of five (5) years each (hereinafter referred to as the "Renewal Term(s)"), at Lessee's sole determination, unless Lessee provides to Lessor written notice of its intention not to renew this Agreement at least ninety (90) days before the expiration of the Original Term or any Renewal Term. Lessee shall have the right to

                                       2

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terminate this Agreement at any time during any Renewal Term, any such termination to be effective sixty (60) days after notice of termination is received by Lessor If Lessee terminates this Agreement during a Renewal Term, Lessee shall pay Lessor a termination fee equal to three (3) months of the then current rent.


     3. RENT.


     (a) The rent for each year of the Original Term shall be in the amount [ * ] to be paid in equal monthly installments of [ * ] beginning on the Rental Commencement Date (as defined below), provided, however, that beginning on the date that this Agreement is executed by Lessor, and continuing until the Rental Commencement Date, Lessee shall pay to Lessor monthly rent ("Interim Rent") in the amount of [ * ].

     (b) Monthly rental payments shall be due and payable on the first day of the month. If the date upon which this Agreement is executed by Lessor is not the first day of the month, the Interim Rent for the first month shall be prorated and shall be due on the first day of the following month along with the first full monthly Interim Rent payment. Monthly rental payments shall be paid to Lessor at the address set forth in Section 28 or to such other address as Lessor may, from time to time, designate in writing at least thirty (30) days in advance of any rental payment date. Such monthly installments shall be deemed late if not received by Lessor by the tenth (10th) day of each


[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.


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month, and shall bear interest at the rate of six percent (6%) per annum thereafter until paid with interest accruing upon the first day late, i.e., the eleventh (11th) day of the month. Lessor must notify Lessee in writing of failure to receive a rental payment as set forth in Section 13 in the manner prescribed in Section 28.


     (c) The Rental Commencement Date shall be the first day of the first month following the date upon which Lessee or its contractor first commences physical construction of the improvements described in Section 1. The conducting of any Engineering Analysis (as defined in Section 7(a)) or any pre-construction activities (including but not limited to surveying, frequency coordination, installation coordination) shall not be deemed to be physical construction.


     (d) If the Rental Commencement Date has not occurred on or before ninety
(90) days after execution of this Agreement, Lessor shall have the conditional right to terminate this Agreement. Should Lessor elect to terminate pursuant to this section, Lessor shall provide written notice of such intent to Lessee. Within thirty (30) days of receipt of such notice, Lessee shall have the option to commence payment of full rent, in which case the Rental Commencement Date shall be deemed to be the date of Lessee's receipt of Lessor's notice to terminate and such notice to terminate shall be null and void.


     (e) The annual rent for each Renewal Term shall be equal to the rent paid for the immediately preceding Renewal Term or Original Term plus [ * ].


[*] We are seeking confidential treatment of these terms, which have been omitted. The confidential portion has been filed separately with the Securities and Exchange Commission.


                                       4
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     4. Taxes. Lessor is responsible for the timely payment of all property taxes affecting the Demised Premises. Lessee, upon presentation of sufficient and proper documentation, shall pay as additional rent an amount equal to any increase in real estate taxes levied against the Demised Premises which are directly attributable to the improvements constructed by Lessee on the Demised Premises.


     5. Utilities. Lessee's electrical service shall be separately metered, at Lessee's sole cost and expense, Lessee shall promptly pay all utility charges attributable to Lessee's use of the Demised Premises directly to the utility company. Lessor shall fully cooperate with any utility company requesting an easement over and across the land upon which the Demised Premises is located in order that such utility company may provide service to Lessee. Lessee and the utility company providing services to Lessee shall have access to all areas of the Building necessary for installation, maintenance and/or repair of such service.


     6. PERMITTED USE. Lessee shall use the Demised Premises for the purpose of constructing, maintaining and operating a cellular, paging, microwave, wireless or related (including other forms of data transmission as may be developed or modified based on existing or future technologies) communications facility (hereinafter referred to as the "Facility). Such communications operations shall be conducted in accordance with the standards imposed by the Federal Communications Commission, and any other local, state or federal body with authority over such operations. All improvements required by Lessee shall be at Lessee's expense and shall in no event be considered a part of the

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Building for purposes of ownership. Any alterations or attachments to the
Building by Lessee shall require the written consent of Lessor, which shall not be unreasonably withheld or delayed. The rules and regulations set forth in Exhibit "B" of this Agreement shall be considered a part of this Agreement and Lessee covenants that the rules and regulations shall be faithfully observed and performed by Lessee and Lessee's employees.


     7. Necessity of Permits, Right to Terminate.


     (a) This Agreement and Lessee's obligations hereunder are contingent upon its obtaining, after the execution date of this Agreement, all certificates, permits, zoning relief and other approvals that may be required by any federal, state or local authority, including without limitation the Federal Communications Commission and the Federal Aviation Administration, (hereinafter referred to as the "Permits"), as well as satisfactory engineering tests, including profile analysis, frequency coordination and other site or environmental testing (hereinafter referred to as the "Engineering Analysis"), which will permit Lessee to use the Facility and Demised Premises for its intended purposes, as set forth herein. Lessee is hereby given the right to conduct surveys, radio coverage tests, and other investigations needed to secure the foregoing Permits and Engineering Analysis, including the right to enter Lessor's property as required.


     Lessee shall diligently pursue all Permits and complete the Engineering Analysis in a reasonable and timely manner. Notwithstanding this obligation of Lessee, the determination as to the initiation of or response to judicial or administrative appeals shall rest solely with Lessee, and Lessor agrees that such determination shall be conclusive.

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     Lessor shall cooperate with Lessee in its effort to obtain any and all
Permits, if requested, and shall neither take nor permit any action that would adversely affect the status of the Demised Premises or the Facility with respect to the proposed use thereof by Lessee.


     (b) With respect to the Engineering Analysis, such activities require ongoing site investigations, which will transpire after the execution date of this Agreement. Lessor specifically acknowledges and agrees that Lessee shall have the fight to terminate this Agreement in the event that its Engineering Analysis, in the sole discretion of Lessee, indicates that the Demised Premises and/or Facility is not acceptable or capable of being used as contemplated under this Agreement. The period for completing the Engineering Analysis, which would allow Lessee's termination hereunder, shall be ninety (90) days from the execution date of this Agreement. In the event of termination pursuant to this Section, Lessee agrees to pay Lessor an amount equal to three (3) months' full rent as a termination fee, which shall render this Agreement null and void and shall terminate the obligations of the parties hereunder (excluding, however, the obligations set forth in Section 8 hereunder).


     (c) If any one or more of the Permits is denied, refused, canceled or is otherwise withdrawn, terminated, or materially modified by any governmental authority, or if any third party action or Act of God substantially limits the Facility's operations or utility to Lessee, Lessee may terminate this Agreement upon written notice to Lessor, whereupon this Agreement shall become null and void and the parties shall have no

                                       7

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further obligations to each other under the terms of this Agreement (excluding, however, the obligations set forth in Section 8 hereunder). If any rental payments have been made before the effective date of termination, they shall be retained by Lessor- If any permits are refused or denied following commencement of construction, resulting in this Agreement being terminated, Lessee shall pay Lessor an amount equal to three (3)months full rent as a termination fee.


     8. REMOVAL OF LESSEE'S IMPROVEMENTS UPON TERMINATION. Lessor covenants and agrees that no part of the improvements constructed, erected or placed by Lessee on the Demised Premises shall become, or be considered as being affixed to or a part of, the Demised Premises or Lessor's Property, it being agreed by Lessor that all improvements of any kind and nature constructed or placed by Lessee on the Demised Premises shall not be considered fixtures, but shall be and remain the personal property of Lessee. Lessee, upon termination or expiration of this Agreement shall within 120 days, remove all such improvements from the Demised Premises. Lessee shall be required to continue making monthly rental payments until such time as all improvements are removed from the Demised Premises. The Demised Premises shall be returned in a condition that reasonably matches its original condition, reasonable wear and tear, condemnations, casualty and destruction, and any hazardous materials not placed on or about the Demised Premises by Lessee, its agents, employees or contractors excepted. In the event Lessee fails to remove its improvements within the requisite time period, Lessee shall be liable to Lessor for double the rental amounts during Lessees holdover period.

                                       8

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     9. MAINTENANCE OF DEMISED PREMISES. Lessee shall maintain the Demised
Premises in reasonable condition, free and clear of any debris and waste products. Lessor shall be responsible for the removal of reasonable trash and debris, provided such trash and debris can be readily disposed. Lessee will resolve technical interference problems with other then existing equipment located at the Building on the Rental Commencement Date or any future equipment that Lessee attaches to the Building at the time of installation of that equipment. Lessor shall not permit the installation of any future equipment to result in the technical interference with Lessee's then existing equipment. In the event Lessee experiences such interference, Lessor shall immediately take all steps necessary to eliminate the interference.


     10. ENVIRONMENTAL WARRANTY. Lessor represents and warrants, to the best of its knowledge, that the Demised Premises contain none of the following: (1) hazardous substances, pollutants or contaminants as defined in the Comprehensive Environmental Response Compensation and Liability Act (CERCLA), and successor or related statutes, or other local, state or federal environmental law; or (2) underground storage tanks. Further, Lessor represents and warrants that the Demised Premises (including subsurface conditions thereof) are not in violation of any state, federal, or local law, regulation, or ordinance. Lessor agrees to indemnify, release, defend and save Lessee, its parents, subsidiaries and affiliates, harmless from any and all losses, claims, liabilities, judgments, damages, penalties, expenditures, costs, including reasonable attorneys' fees, or other expenses (collectively "Damages") which Lessee may suffer or incur as a result of, or related to, the environmental condition of the Demised Premises or a breach of the

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foregoing warranties. Lessor represents and warrants, to the best of its knowledge, that the Building does not contain any asbestos or asbestos products. To the extent Lessee encounters any asbestos in the installation of the Facility, Lessor shall indemnify Lessee, its parents, subsidiaries and affiliates from any and all Damages which may be suffered by Lessee or any other party as a result of the presence of asbestos. Lessor shall assume all responsibility for such removal and in no event will Lessee be required to remove any asbestos. Lessee represents and warrants that it shall comply with all environmental laws set forth above and shall indemnify the Lessor, its successors and assigns from all damage which Lessor may suffer or incur as a result of or related to Lessees actions or omissions for the environmental conditions of the Demised Premises or a breach of the foregoing warranties. Lessee makes no other representations except as herein contained or as set forth elsewhere in this Agreement.


     11. INDEMNIFICATION. Lessee agrees to indemnify and save Lessor harmless from and against any and all liability, damage, expense, claims or judgments, including reasonable attorneys' fees, resulting from injury to person or damage to property arising out of the use and occupancy of the Demised Premises by Lessee if caused by the act or omission of Lessee, its agents, employees, invitees or guests during the term of this Agreement. Lessor agrees to indemnify and save Lessee, its parent, subsidiaries, affiliates, directors, officers, employees, and agents, harmless from and against any and all liability, damage, expense, claims or judgments, including reasonable attorneys' fees, resulting from injury to person or damage to property arising out of the act or omission of

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Lessor, its agents, employees, invitees, guests or third parties during the term of this Agreement.


     12. Insurance. Lessor and Lessee hereby mutually waive their respective rights of recovery against each other to the extent of losses covered by insurance for any loss insured by fire, extended coverage or other property insurance policies, including "all risk" property insurance, existing for the benefit of the respective parties, whether due to the negligence of Lessor, Lessee or their respective agents, employees, contractors or invitees, or any other cause. Each party shall ensure that each insurance policy obtained provides that the insurer waives all rights of recovery by way of subrogation against the other party and its agents and employees in connection with any damage covered by such policies. Lessee agrees that it will, not later than the Rental Commencement Date hereunder, maintain and pay for the following types of insurance, and provide proof of such coverage when so requested by Lessor, and, when requested in writing by Lessor, name Lessor as an additional insured:


     (a) Worker's Compensation Insurance for all employees who work on and visit the Demised Premises; and


     (b) Commercial General Liability Insurance in the amount of $1,000,000.00 per occurrence $2,000,000.00 general aggregate $1,000,000.00 products/completed operations Lessor shall maintain at all times during this Agreement fire and property damage insurance policies in standard "all risk" form insuring Lessor against loss from any physical damage to the Building with coverage of not less than the full replacement

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cost thereof If the Demised Premises or the Building is damaged by fire or other casualty, Lessor shall restore the same to substantially the same condition existing immediately prior to such damage. If, however, the Demised Premises cannot be repaired within sixty (60) days from the occurrence of the fire or casualty, then this Agreement shall be terminated at the option of Lessee. If the repairs can be completed within the referenced sixty (60) days, then Lessor shall make the repairs and the rent shall be apportioned and suspended while the repairs are being made. Lessor shall not be liable for property damage suffered by Lessee as a result of damage caused by water, snow, frost, steam, sewage, gas, odors, bursting or leaking of pipes, or disrepair or failure of the heating or cooling system, whether such damage is caused by Lessor, Lessor's employees or other tenants.


     13. DEFAULT BY LESSEE. If Lessee defaults in the payment of the rent herein agreed to be paid and such default is not cured within fifteen (15) days after receipt by Lessee of written notice of such default, Lessor may terminate this Agreement upon written notice to Lessee. If default is made in the performance of any other material covenant of Lessee contained herein and such default is not cured within thirty (30) days after receipt by Lessee of written notice of such default, Lessor may terminate this Agreement upon written notice, provided however, where any such default cannot reasonably be cured within thirty (30) days, Lessor may not terminate this Agreement if Lessee commences to cure such default within the thirty (30) day period and thereafter diligently pursues such cure to completion.

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     14. DEFAULT BY LESSOR. In the event Lessor fails to perform any of its obligations under this Agreement and such default is not cured within thirty
(30) days after receipt of written notice from Lessee specifying the nature of such default where such default could reasonably be cured, or fails to commence such cure within said thirty (30) day period, Lessee shall have the option of terminating this Agreement, proceeding in equity or at law or Lessee may cure any default of Lessor. If all or any part of the Demised Premises is taken by means of the exercise of eminent domain, whether by legal proceedings or otherwise, or a voluntary sale or transfer by Lessor to any condemnor under threat of condemnation or while legal proceedings for condemnation are pending, or by inverse condemnation (a "Condemnation") and the Demised Premises is not reasonably suitable for Lessee's continued occupancy for the permitted use, then Lessee shall have the option to terminate this Agreement.


     15. QUIET TITLE; MORTGAGES. Lessor covenants that Lessee, upon paying the rent and performing its covenants hereunder, shall peaceably and quietly have, hold and enjoy the Demised Premises. Lessor represents and warrants that it has good and marketable title to the Demised Premises, free and clear of all liens and encumbrances, except mortgage(s). Lessor further represents and warrants that this Agreement is not contrary to the terms of any such mortgage(s). Lessor agrees to use all reasonable efforts to have any future mortgagee(s) execute a non-disturbance agreement in a form reasonably acceptable to Lessee.


     16. AUTHORITY TO ENTER INTO AGREEMENT: NO RESTRICTIVE COVENANTS.

                                       13
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     (a) Lessor represents, covenants, and warrants that Lessor is seized of good and sufficient title and interest to the Demised Premises and has full authority to enter into and execute this Agreement. Lessor further represents, covenants and warrants that there are no restrictive covenants, mortgage terms or other matters encumbering the title to the Demised Premises which may materially interfere with or prevent Lessee's use of the Demised Premises.


     (b) Lessor further represents and covenants to the best of its knowledge:


          (i) That Lessor is the sole party currently owning or having an interest in the Demised Premises.


          (ii) That there are no suits, claims, proceedings, tax claims or liens, judgments or the like affecting Lessor's title to the Demised Premises or its ability to enter into this Agreement, or with respect to Lessee's rights hereunder.


          (iii) That there are no rights, agreements, or interests in any third party which would in any way limit Lessee's rights, use, or enjoyment hereunder.


     (c) Lessor acknowledges, agrees, and understands that Lessee is making a significant financial investment and commitment of facilities and equipment to and in the Demised Premises and the proposed Facility, and that Lessee is relying on Lessees representations, which have induced Lessee to enter into this Agreement.


     17. SALE OR FINANCING OF DEMISED PREMISES. Should Lessor, at any time during the term of this Agreement, sell, refinance or otherwise encumber, all or any part

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of the Demised Premises to a party other than Lessee, such sale or financing shall be under and subject to this Agreement and Lessee's rights hereunder.


     18. ASSIGNMENT. This Agreement shall be freely assignable by Lessee, provided, however, that Lessee shall provide thirty (30) days written notice of assignment to Lessor. Lessee shall be permitted to sublet all or any portion of the Demised Premises provided such sublet is necessary to accommodate the equipment of Lessee's customers. Lessor may sell, assign, or transfer the Demised Premises or its interest herein, subject, however, to the terms of this Agreement and Lessee's tenancy hereunder.


     19. CONFIDENTIALITY OF AGREEMENT TERMS. Lessor agrees that it shall keep all terms of this Agreement confidential. No information regarding this Agreement is to be divulged by Lessor without the written consent of Lessee.


     20. REMEDIES CUMULATIVE. No remedy herein conferred upon or reserved to Lessor or Lessee is intended to be exclusive of any other remedy herein contained or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute.


     21. GOVERNING LAW. This Agreement and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the Commonwealth of Pennsylvania. Jurisdiction and venue of any dispute arising hereunder shall lie with the Court of Common Pleas in the County where the Demised Premises is located, or with the U.S. District Court for the Middle District of Pennsylvania; it being expressly agreed

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that the choice of jurisdiction and venue relative to such dispute shall be made by Lessee in its sole discretion.


     22. SUCCESSORS AND ASSIGNS. This Agreement shall extend to and bind the heirs, personal representatives, successors, and assigns of the parties hereto.


     23. MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


     24. RECORDING. This Agreement shall not be recorded. The parties agree to execute a Memorandum of this Agreement in the form attached hereto which Lessee may record, at its expense, in the appropriate office for the recordation of real estate conveyances for the county in which the Demised Premises is located. Lessor shall execute and deliver to Lessee any other affidavits, statements, or documents needed to record the Memorandum.


     25. HEADINGS. Section headings in this Agreement are inserted only for reference and in no way define, limit, or describe the scope or intent of this Agreement nor affect its terms and provisions.


     26. SEVERABILITY. The unenforceability or invalidity of any provision of this Agreement shall not affect the validity or enforceability of the Agreement as a whole or any other provision thereof.

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     27. INTERPRETATION. Each party to this Agreement and their counsel have had an opportunity to review and revise this Agreement. The normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or OF any amendments or exhibits thereto.


     28. NOTICES. Any notice provided for herein shall be given in writing and shall be deemed validly given if delivered by personal delivery, nationally recognized overnight air carrier service, or certified or registered United States mail, postage prepaid, return receipt requested, addressed as follows:


              Lessor:       65 Public Square Associates
                            One South Main Street
                            Wilkes-Barre, PA 18701

              Lessee:       Fastnet Corporation
                            Two Courtney Place, Suite 130
                            3864 Courtney Street
                            Bethlehem, PA 18017

              Attention:    Mark Horinko



     Notice shall be deemed effective upon receipt or refusal to accept delivery. The person to whom and the place to which notices are to be delivered may be changed from time to time by either party by written notice given to the other party,


     29. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement between the parties hereto and no other verbal or oral agreements, promises, or understandings shall be binding upon either Lessor or Lessee in any dispute, controversy, or proceeding at law. Any addition, variation, or modification to this Agreement shall be void and ineffective unless made in a writing signed by Lessor and Lessee.


     IN WITNESS WHEREOF, the parties hereto have set their hands and affixed their respective seals the day and year first above written.


                                   LESSOR:
       WITNESS:                    65 Public Square Associates



                                   By:
       --------------------------     ---------------------------
                                   Title:
                                         ------------------------
       ATTEST:                     LESSEE:


                                   FASTNET CORPORATION

       --------------------------

                                   By:    /S/ DAVID K. VAN ALLEN
                                      ---------------------------

                                   Title: CHIEF EXECUTIVE OFFICER
                                         ------------------------




                                  EXHIBIT A- I


                              RULES AND REGULATIONS

1. The sidewalk, vestibules, elevators, stairways and corridors shall not be obstructed by any of the tenants, or used by them, for any other purpose than for ingress and egress from and to their respective offices.

2. The floors, skylights, windows, doors and transoms that reflect or admit light into passageways, or into any place in said building, shall not be covered or obstructed by any

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of the tenants. The toilet rooms, water closets, and other water apparatus shall not be used for any purposes other than those for which they were constructed, and sweepings, rubbish, rags, ashes, chemicals, or the refuse from electric batteries, or other unsuitable substances, shall be thrown therein. Any damage resulting from such misuse or abuse shall be home by the tenant by whom or by whose employees it shall be caused.

3. No sign, advertisement, or notice shall be inscribed, painted, or affixed on any part of the outside or inside of said building, or on any doors therein, unless of such color, size and style and in such places, upon or in said building, as shall be first designated by the Lessor and endorsed hereon.

4. No additional locks shall be placed upon any doors of the premises, and the tenant will not permit any duplicate keys to be made (all necessary keys will be furnished by the Lessor), but if more than two or by the tenant.. Upon the termination of this lease, the tenant must leave the windows, and doors in the demised premises, in a like condition as at the date of said lease, and must then surrender all keys, delivered to said tenant, of rooms, water closets and vaults.

5. No tenant shall do or permit anything to be done in said premises, or bring anything therein which will in any way increase the rate of fire insurance on said building, or on property kept therein, or conflict with any insurance policy upon said building, or any part thereof, or in any way expose the premises to damage by fire.

6. The bringing into the building, taking therefrom or therein of safes, furniture, fixtures or supplies shall only be at such time and such manner as the superintendent of the building shall designate. The Lessor shall have the right to prescribe the weight and

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positions of all safes, which sale shall, in all cases, stand upon planks two inches thick or metal equivalent thereto: and all damage to the building or any part thereof caused by taking in, putting Out, removing or maintaining in the building, safes, furniture, fixtures or supplies, shall be repaired at the expense of the tenant responsible for the presence thereof.

7. The Lessor shall have the fight, in person or by its agent, to retain a passkey and to enter any premises at reasonable hours in the day or night to examine the same, or to run telegraph or electric wires, or to make such repairs, additions and alterations as it shall deem necessary for the safety, preservations, or restoration of the said building, or for the safety or convenience of the occupants thereof, and also to exhibit the said premises to be let, and put upon them the usual notice. "For Rent", which same notice shall not be removed or obliterated by any tenant during the three months previous to the expiration of the lease of the premises.

8. Tenants, their clerks or servants, shall not make or commit any improper noises or disturbances of any kind in the building, smoke in the elevator, or mark or defile it, or mark or defile the water closets, or toilet rooms, or the walls, windows or doors of the building, or interfere in any way with tenants or those having business with them.

9. No carpet, rug, or other article shall be hung or shaken out of any window, and nothing shall be thrown or allowed to drop by the tenants, their clerks, or employees out of the windows or doors or down the passages or sky,' lights of the building: and no Lessee shall sweep or throw, or permit to be swept from the ]eased premises, any dirt or

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other substance into any of the corridors or halls, elevators or stairways of said building, or into any of the light shafts or ventilators thereof.

10.    No animals or birds shall be kept in or about the premises.

11. Tenants shall not use or keep in the building any explosives, kerosene, camphine, gasoline, burning fluid, or other illuminating material, except electric light or candies.

12. No picture or other nails or screws shall be driven or inserted in any part of the walls or woodwork of said building, nor shall any part thereof be defaced by any Lessee; nor shall die walls or partitions be painted, papered, or otherwise covered, or in any way marked or broken, without the consent of the Lessor.

13. All ordinary cleaning, repairing and restoring of the public elevator shall be affected out of ordinary business hours as far as possible: but in case it shall become necessary, or proper at any time, from accident or for improving the condition or operation or the elevator, boiler, machinery, or anything appertaining thereto, Lessor shall be at liberty to stop the operation of it during the day; but in such case due diligence shall be used to complete work. Freight shall not be transported in the elevator if its weight is in excess of the weight specified on the posted official notice in the said elevator. All freight transported onto or from the said elevator shall be done so by use of a device which will not damage or mar the flooring or walls of the said elevator.

14. That the tenant will not use or permit upon said premises anything that will invalidate any policies of insurance now or hereafter carried on said building- that the tenant will pay all extra insurance premiums on the said building which may be caused by the use which said tenant shall make of said demised premises; that the tenant will not use or permit upon said premises anything that may be dangerous to life or limb, the tenant will comply with all governmental, health and policy requirements and regulations respecting said premises and will not use said premises for lodging or sleeping purposes.

16. Lessor shall have the right to prohibit any advertising by any tenant, which, in Lessors opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from the Lessor, tenant shall refrain or discontinue such advertising.

17. Canvassing, soliciting or peddling in the building is prohibited and each tenant shall cooperate to prevent same.

18. There shall not be used in any space, or in the public halls of any building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any handtrucks, except those equipped with rubber tires and side guards.

19. The Lessor reserves the right to make such other and further reasonable rules and regulations as, in its judgment, may from time to time be needful for tile safety, care, and cleanliness of tile premises, and for the preservation of good order therein, which when so made and notice thereof given to the Lessee, shall have the same force and effect as if originally made a part of the foregoing lease; such other and further rules not, however, to be inconsistent with the proper and rightful enjoyment by the Lessee under the foregoing lease of the premises therein referred to.

                                 Acknowledgment



COUNTY OF LUZERNE           )
                            ) ss
STATE OF PENNSYLVANIA       )



       On this 15th day of November 1999, before me personally appeared
               to me known as the                    of 65 Public Square
Associates and acknowledged the within and foregoing instrument to be the free and voluntary act and deed of 65 Public Square Associates, for the uses and purposes therein mentioned and on oath stated that he/she was authorized to execute said instrument on behalf of 65 Public Square Associates and that the seal affixed (if any) is the corporate seal of said corporation.

       IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal the day and year first above written.


                                                         -----------------------
                                                         Notary Public


My commission Expires: October 16, 2000
                      -----------------

                                 Acknowledgment


COUNTY OF            )
                     ) ss
STATE OF             )

       On this 15th day of November 1999, before me personally appeared David K. Van Allen to me known as the Chief Executive Officer of FASTNET CORPORATION and acknowledged the within and foregoing instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned and on oath stated that he/she was authorized to execute said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

       IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal the day and year first above written.

                                                         -----------------------
                                                         Notary Public




My commission Expires: November 8, 2003
                      -----------------

                                    EXHIBIT A

                                   EXHIBIT A-1


                              RULES AND REGULATIONS


       1. The sidewalk, vestibules, elevators, stairways and corridors shall not be obstructed by any of the tenants, or used by them, for any other purpose than for ingress and egress from and to their respective offices.


       2. The floors, skylights, windows, doors and transoms that reflect or admit light into passageways, or into any place in said building, shall not be covered or obstructed by any of the tenants. The toilet rooms, water closets, and other water apparatus shall not be used for any purposes other than those for which they were constructed, and sweepings, rubbish, rags, ashes, chemicals, or the refuse from electric batteries, or other unsuitable substances, shall be thrown therein. Any damage resulting from such misuse or abuse shall be borne by the tenant by whom or by whose employees it shall be caused.


       3 .    No sign, advertisement, or notice shall be inscribed, painted, or affixed on any part of the outside or inside of said building, or on any doors therein, unless of such color, size and style and in such places, upon or in said building, as shall be first designated by the Lessor and endorsed hereon.


       4. No additional locks shall be placed upon any doors of the premises, and the tenant will not permit any duplicate keys to be made (all necessary keys will be furnished by the Lessor), but if more than two keys for any doorlock shall be desired, the additional number must be paid for by the tenant. Upon the termination of this lease, the tenant must leave the windows, and doors in the demised premises, in a like condition as at the date of said lease, and must then surrender all keys, delivered to said tenant, of rooms, water closets and vaults.


       5. No tenant shall do or permit anything to be done in said premises, or bring anything therein which will in any way increase the rate of fire insurance on said building, or on property kept therein, or conflict with any insurance policy upon said building, or any part thereof, or in any way expose the premises to damage by fire.


       6. The bringing into the building, taking therefrom or therein of safes, furniture, fixtures or supplies shall only be at such time and such manner as the superintendent of the building shall designate. The Lessor shall have the right to prescribe the weight and positions of all safes, which sale shall, in all cases, stand upon planks two inches thick or metal equivalent thereto: and all damage to the building or any part thereof caused by taking in, putting Out, removing or maintaining in the building, safes, furniture, fixtures or supplies, shall be repaired at the expense of the tenant responsible for the presence thereof.


       7. The Lessor shall have the night, in person or by its agent, to retain a passkey and to enter any premises at reasonable hours in the day or night to examine the same, or to run telegraph or electric wires, or to make such repairs, additions and alterations as it shall deem necessary for the safety, preservations, or restoration of the said building, or for the safety or convenience of the occupants thereof, and also to exhibit the said premises to be let, and put upon them the usual notice. "For Rent", which same notice shall not be removed or obliterated by any tenant during the three months previous to the expiration of the lease of the premises.


       8. Tenants, their clerks or servants, shall not make or commit any improper noises or disturbances of any kind in the building, smoke in the elevator, or mark or defile it, or mark or defile the water closets, or toilet rooms, or the walls, windows or doors of the building, or interfere in any way with tenants or those having business with them.


       9. No carpet, rug, or other article shall be hung or shaken out of any window, and nothing shall be thrown or allowed to drop by the tenants, their clerks, or employees out of the windows or doors or down the passages or sky,' lights of the building: and no Lessee shall sweep or throw, or permit to be swept from the leased premises, any dirt or other substance into any of the corridors or halls, elevators or stairways of said building, or into any of the light shafts or ventilators thereof


       10.    No animals or birds shall be kept in or about the premises.


       11. Tenants shall not use or keep in the building any explosives, kerosene, camphine, gasoline, burning fluid, or other illuminating material, except electric light or candles.


       12. No picture or other nails or screws shall be driven or inserted in any part of the walls or woodwork of said building, nor shall any part thereof be defaced by any Lessee; nor shall die walls or partitions be painted, papered, or otherwise covered, or in any way marked or broken, without the consent of the Lessor.

       13. All ordinary cleaning, repairing and restoring of the public elevator shall be affected out of ordinary business hours as far as possible: but in case it shall become necessary, or proper at any time, from accident or for improving the condition or operation or the elevator, boiler, machinery, or anything appertaining thereto, Lessor shall be at liberty to stop the operation of it during the day; but in such case due diligence shall be used to complete work. Freight shall not be transported in the elevator if its weight is in excess of the weight specified on the posted official notice in the said elevator. All freight transported onto or from the said elevator shall be done so by use of a device which will not damage or mar the flooring or walls of the said elevator.


       14. That the tenant will not use or permit upon said premises anything that will invalidate any policies of insurance now or hereafter carried on said building; that the tenant will pay all extra insurance premiums on the said building which may be caused by the use which said tenant shall make of said demised premises; that the tenant will not use or permit upon said premises anything that may be dangerous to life or limb, the tenant will comply with all governmental, health and policy requirements and regulations respecting said premises and will not use said premises for lodging or sleeping purposes.


       16. Lessor shall have the right to prohibit any advertising by any tenant, which, in Lessors opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from the Lessor, tenant shall refrain or discontinue such advertising.

       17. Canvassing, soliciting or peddling in the building is prohibited and each tenant shall cooperate to prevent same.


       18. There shall not be used in any space, or in the public halls of any building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any handtrucks, except those equipped with rubber tires and side guards.


       19. The Lessor reserves the right to make such other and further reasonable rules and regulations as, in its judgment, may from time to time be needful for tile safety, care, and cleanliness of tile premises, and for the preservation of good order therein, which when so made and notice thereof given to the Lessee, shall have the same force and effect as if originally made a part of the foregoing lease; such other and further rules not, however, to be inconsistent with the proper and rightful enjoyment by the Lessee under the foregoing lease of the premises therein referred to.